Exhibit 99.2

FINANCIAL INFORMATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the rules and regulations of the Securities and Exchange Commission, and include the results of BAXL Technologies, Inc. (the “registrant”, the ‘Company”, “BAXL”, “we”, “us”, or “our”).  Accordingly, certain information and footnote disclosures required under generally accepted accounting principles have been condensed or omitted from the following financial statements. Interim statements are subject to possible adjustments in connection with the annual audit of the Company’s accounts for the year ended 2007.  In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for the fair presentation of the Company’s financial position as of June 30, 2007, and the results of its operations for the three and six month periods ended June 30, 2007 and 2006. The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for the entire fiscal year, or any other period. The following unaudited condensed financial statements should be read in conjunction with the financial statements for the year ended December 31, 2006 and notes thereto included elsewhere in this filing.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Balance Sheets

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,328	$998,810
Accounts receivable, net of allowance for doubtful accounts of $5,141, and $83,505, respectively	271,198	274,902
Inventory	591,771	519,251
Prepaid expenses and other current assets	30,242	14,687
Total current assets	910,539	1,807,650
Property and equipment, net	67,015	71,377
Debt issue costs, net	329,852	309,092
Deposits	8,950	12,707
	$1,316,356	$2,200,826
Liabilities and Stockholders' Deficit
Current liabilities
Convertible notes payable	$4,400,000	3,000,000
Accounts payable	1,089,315	945,086
Accrued expenses and other current liabilities	1,153,235	857,767
Deferred revenue	88,168	96,777
Current portion of capital lease obligation	11,854	11,854
Total current liabilities	6,742,572	4,911,484
Capital lease obligation, net of current portion	60,218	65,641
Notes payable long-term	2,500,000	2,500,000
Stockholders' deficit:
Convertible preferred stock	18,083,494	18,083,494
Common stock, $.001 par value; 361,215,954 shares authorized; 4,237,928 shares issued and outstanding	4,237	4,237
Additional paid-in capital	28,063,837	28,063,837
Accumulated deficit	(54,138,002)	(51,427,867)
Total Stockholders' deficit	(7,986,434)	(5,276,299)
	$1,316,356	$2,200,826

The Notes to Financial Statements are an integral part of these statements.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Statements of Operations

For the Six and Three Month periods Ended

	Six Months Ended		Three Months Ended
June 30, 2007		June 30, 2006	June 30, 2007	June 30, 2006
(unaudited)		(unaudited)	(unaudited)	(unaudited)
Sales	$664,609	$881,948	$276,448	$312,340
Cost of goods sold	443,191	606,013	161,595	184,200
Gross profit	221,418	275,935	114,853	128,140
Operating expenses
Engineering and development expenses	588,659	617,373	278,992	313,115
Selling, general and administrative expenses	1,763,359	1,766,978	920,955	761,750
Depreciation and Amortization	233,247	1,685	158,952	191
	2,585,265	2,386,036	1,358,899	1,075,056
Loss from operations	(2,363,847)	(2,110,101)	(1,244,046)	(946,916)
Other (income) expense
Other income	(10,141)	(2,348)	(5,585)	(1,713)
Interest expense, net	356,429	82,151	186,919	46,892
	346,288	79,803	181,334	45,179
Net loss	$(2,710,135)	$(2,189,904)	$(1,425,380)	$(992,095)
Net loss per share, basic and diluted	$(.64)	$(.52)	$(.34)	$(.23)
Weighted average number of shares outstanding	4,237,628	4,237,628	4,237,628	4,237,628

The Notes to Financial Statements are an integral part of these statements.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

Statements of Cash Flows

For the Six Month Periods Ended

	Six Months Ended
	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)
Net loss	$(2,710,135)	$(2,189,904)
Adjustments to reconcile net loss to net cash used by
operating activities:
Depreciation and amortization	233,247	1,685
Provision for doubtful accounts	8,080	63,170
Non-cash interest expense	346,441	87,018
Changes in operating assets and liabilities:
Accounts receivable	(4,376)	9,261
Inventory	(72,520)	91,814
Prepaids and other current assets	(15,555)	550
Deposits	3,757	-
Accounts payable	144,228	623,617
Accrued expenses	(50,972)	160,175
Deferred revenue	(8,609)	(149,964)
Net cash used by operating activities	(2,126,414)	(1,302,578)
Cash flows from investing activities
Purchase of equipment	(3,757)	-
Net cash used by investing activities	(3,757)	-
Cash flows from financing activities
Net proceeds from convertible notes and warrants	1,400,000	1,075,000
Principal payments on capital lease obligations	(5,423)
Debt issue costs	(245,888)	(24,999)
Net cash provided by financing activities	1,148,689	1,050,001
Net increase (decrease) in cash and cash equivalents	(981,482)	(252,577)
Cash and cash equivalents
Beginning of period	998,810	314,034
End of period	$17,328	$61,457

The Notes to Financial Statements are an integral part of these statements.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

1.

Formation and Operations of the Company

Nature of Operations

BAXL Technologies, Inc., formerly Merlot Communications Inc., (the “Company”) was incorporated in Delaware on October 8, 1997.  The Company was formed for the purpose of developing, manufacturing, marketing and distributing equipment that enables the use of existing building or campus wiring for high-speed broadband applications such as wired and wireless data and internet access, video on demand, telephone, security and medical image transfer.  The Company’s customers are primarily large hotel chains throughout the world.

Basis of Presentation

The Company has incurred net losses and negative operating cash flows since inception, has a working capital deficit of approximately $5,832,000 and has a stockholders’ deficit of approximately $7,986,000 at June 30, 2007, which raises substantial doubt about its ability to continue as a going concern. The Company has funded its operating losses and development efforts since inception through the issuance of debt and equity securities. In order to continue development, increase marketing efforts and achieve profitable operations, management anticipates a need for additional financing. Management’s plans for funding future operations primarily include the sale of debt and equity securities (see Notes 15 and 16).  The Company’s failure to raise additional funds under its plan would unfavorably impact its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, including the Company’s inability to realize the carrying value of assets.

2.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments, with an original maturity of three months or less, to be cash equivalents.

Receivables and Credit Policies

Receivables are unsecured obligations due from customers under terms requiring payments up to ninety days from the date the services are performed, depending on the customer.  The Company does not accrue interest on unpaid receivables.  Customer receivable balances with invoice dates over ninety days old are considered delinquent.  Management reviews these accounts taking into consideration the size of the outstanding balance and the past history with the customer.  The carrying amount of receivables is reduced by a valuation allowance that reflects management’s best estimate of the amount that will not be collected.  The need for a general reserve is evaluated by management.

Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance or, if unspecified, are applied to the earliest unpaid invoices.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally three to five years. Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal.  Repairs and maintenance expenditures are expensed as incurred.

Debt Issue Costs

Debt issue costs represent amounts paid to attorneys and agents in connection with the issuance of long-term debt.  These costs are reported as deferred charges and are amortized over the term of the respective debt.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

Income Taxes

Income taxes are accounted for under the asset and liability method as set forth in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities.  Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the temporary differences are expected to reverse.  A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for stock-based compensation granted under its stock incentive plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock issued to Employees,” and related interpretations (“APB 25”). In accordance with APB 25, the Company used the intrinsic-value method of accounting for stock option awards to employees. Under this method, the Company did not recognize compensation expense for its stock option awards to employees in its statement of operations prior to January 1, 2006, as all option exercise prices were equal to the fair market value of the Company stock on the date the options were granted. Effective January 1, 2006, the Company implemented the provisions of Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004) (“SFAS 123 R”), “Share Based Payments,” which is a revision of SFAS No. 123, “Accounting for Stock Based Compensation,” for all share-based compensation that was not vested as of December 31, 2005 and any new awards. All options in existence as of that date were vested.

Pro forma net loss information is required to be disclosed by Statement 123R and has been determined as if the Company has accounted for its employee stock options under the fair value method prescribed in SFAS 123.  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the related options.  The pro forma effect of applying Statement 123’s fair value method to the Company’s stock-based compensation results in a net loss that is not materially different from the amounts reported for the six and three month periods ended June 30, 2007 and 2006.

Concentration of Credit Risk

The Company maintains cash balances, at times, with financial institutions, which are in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).  Management monitors the soundness of these institutions and considers the Company’s risk negligible.

The Company may, at times, have a concentration of their customer receivables with a specific customer.  At June 30, 2007 two customers accounted for 46 percent and 18 percent of outstanding receivables, respectively. At December 31, 2006 three customers accounted for 35 percent, 15 percent and 13        percent of outstanding receivables. No other single customer accounted for more than 10 percent of outstanding receivables.

The Company estimates that no single customer accounted for more than 10 percent of sales for the six and three month periods ended June 30, 2007 and 2006

.

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

Revenue Recognition

The Company recognizes revenue in accordance with the provisions of Emerging Issues Task Force Abstract 00-21 - Revenue Arrangements with Multiple Deliverables (“EITF 00-21”) for sales arrangements where the Company supplies the product and is also responsible for the installation of those products.  The Company recognizes a portion of the revenue upon shipment of the products, and the second component of the revenue upon installation. When the Company is not responsible for the installation, revenue is recognized upon shipment of the parts. Revenue from maintenance contracts is recognized over the period of the maintenance contract. In general, the Company’s product is sold with a one-year warranty. The Company reserves for returns and warranty costs based on the Company’s historical experience and industry standards.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at June 30, 2007 and 2006, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

3.

Inventory

Inventory consists of the following at June 30, 2007 and December 31, 2006:

	2007	2006
Raw materials	$367,690	$346,724
Work in process	86,337	-
Finished goods	187,744	222,527
	641,771	569,251
Reserve for obsolete and slow moving inventory	(50,000)	(50,000)
	$591,771	$519,251

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

4.

Property and Equipment

Property and equipment consists of the following at June 30, 2007 and December 31, 2006:

	2007	2006
Computer software	$312,554	$312,554
Tooling and test equipment	354,366	354,366
Furniture and fixtures	187,028	183,271

Less: Accumulated depreciation	853,948	850,191
Property and equipment – net	(786,933)	(778,814)
	$67,015	$71,377

Depreciation and amortization expense included as a charge to operations for the six and three month periods ended June 30, 2007 and 2006, amounted to $8,119, $1,685, $3,965 and $192, respectively.

5.

Debt Issue Costs

Debt issue costs consist of the following at June 30, 2007 and December 31, 2006:

	2007	2006
Debt issue costs	$574,119	$328,230
Less accumulated amortization	(244,267)	(19,138)
	$329,852	$309,092

Amortization expense included as a charge to operations for the six and three month periods ended June 30, 2007 and 2006 amounted to $225,129, $0, $154,987and $0, respectively.

6.

Notes Payable

Notes payable consist of the following at June 30, 2007 and December 31, 2006:
	2007	2006
Senior Secured Convertible Promissory Notes, interest at 12 percent per annum ("Second Restructuring Notes") (1) (2)	$3,500,000	$3,000,000
Subordinated Promissory Notes, interest at 12 percent per annum (subordinated to all other indebtedness of the Company), due six months from the date of the note or upon the closing by the Company of a merger, combination or sale of all or substantially all of its assets,	900,000	-
Total notes payable	$4,400,000	3,000,000

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

(1)

$1,500,000 of these notes were due on September 30, 2006 and were, therefore, in technical default. During the six months ended June 30, 2007, the holders surrendered the notes, which were cancelled and replaced with new senior secured convertible promissory notes, interest at 12% of the Company. Therefore, the technical default was cured.

(2)

These notes are due on the earlier of 365 days from the date of the note (notes were issued between December 19, 2006 and February 16, 2007) or upon the closing by the Company of a merger, combination or sale of all or substantially all of its assets, and are secured by all the assets of the Company.  The notes are subject to mandatory conversion upon the occurrence of a qualified offering, as defined below.

A qualified offering exists after the following three items occur:

a.

The closing of a private placement of equity securities with aggregate gross proceeds of no less than $6 million,

b.

A registration statement covering the resale of the underlying shares is declared effective by the Securities and Exchange Commission, and

c.

The closing of a merger, share exchange and/or similar transaction with an entity who files periodic reports under the Federal securities laws and/or whose common stock is either publicly traded or quoted and pursuant to which the shareholders of the Company become shareholders of the entity.

7.

Notes Payable Long-Term and Capital Lease Obligation

Notes Payable Long-Term

Notes payable long-term consist of the following at June 30, 2007 and  December 31, 2006:

	2007	2006
Amended and Restated Senior Bridge Notes, interest at 10 percent per annum, secured by all assets of the Company (1)(2)	$2,500,000	$2,500,000

(1)

$1,030,000 of these notes were issued in 2005 as Demand Convertible Notes. During August 2006, they were amended and restated in substantially the same form with a new maturity date of January 1, 2009.  Related warrants were canceled and the notes are no longer convertible into common stock of the Company.

(2)

One of these notes was issued to the Company’s President in the amount of $60,000.

Capital Lease Obligation

Capital lease obligations consist of the following as of June 30, 2007 and December 31, 2006:

	2007	2006
14.7 percent lease for furniture and fixtures due October 1, 2011	$53,406	$57,424
15.3 percent lease for furniture and fixtures due October 1, 2011	18,666	20,071
Total lease obligations	72,072	77,495
Current portion	11,854	11,854
Capital lease obligation, net of current portion	$60,218	$65,641

16

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

The annual principal payment requirements to maturity, for notes payable and capital leases at December 31, 2006 are as follows:

	Notes Payable	Capital Lease Obligations
Year Ending December 31, 2007	-	$22,541
Year Ending December 31, 2008	-	22,541
Year Ending December 31, 2009	$2,500,000	22,541
Year Ending December 31, 2010	-	22,541
Year Ending December 31, 2011	-	18,784
		108,948
Less: Imputed interest		(31,453)
		$77,495

A summary of property held under capital leases and included in Note 4, is as follows at June 30, 2007 and December 31, 2006:

	2007	2006
Furniture and fixtures	$79,307	$79,307
Less: Accumulated depreciation	$15,861	$7,930
Property held under capital lease, net	$63,446	$71,377

8.

Convertible Preferred Stock

Convertible preferred stock consists of the following at June 30, 2007 and December 31, 2006:

	2006	2005
Convertible Preferred Stock – Series A-1, $.001 par value, 179,320,767 shares authorized, 168,912,557 shares issued and outstanding at June 30, 2007 and December 31, 2006 (liquidation preference $12,832,952 at June 30, 2007 and December 31, 2006 )	$12,832,952	$12,832,952
Convertible Preferred Stock – Series B-1, $.001 par value, 87,126,799 shares authorized, 73,712,501 shares issued and outstanding at June 30, 2007 and December 31, 2006 (liquidation preference $5,250,542 at June 30, 2007 and December 31, 2006)	5,250,542	5,250,542
	$18,083,494	$18,083,494

Series A-1 Convertible Preferred Stock

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, including change in control, each holder of Series A-1 Preferred Stock shall be entitled to receive, in preference to any distribution to the holders of Common Stock, an amount per share of the Series A-1 Preferred Stock equal to the amount of liquidation preference plus any dividends which have been accrued but remain unpaid at such time.

Each holder of Series A-1 Preferred Stock shall have the right to convert shares of Series A-1 Preferred Stock into an equal number of common shares.  In addition, the Series A-1 shall be automatically converted into shares of Common Stock upon (i) the written request of the holders of a majority of the Series A-1 Preferred Stock or (ii) closing of an initial public offering of the Company’s Common Stock.

16

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

All holders of Series A-1 Preferred Stock shall have the right to vote the number of shares equal to the number of shares of Common Stock that would be issuable upon conversion.

Generally, the holders of Series A-1 Preferred Stock shall not be entitled to any dividends, unless the Board of Directors declares dividends to be paid to Common Stockholders. In such case the dividend shall be paid as if all shares of Series A-1 Preferred Stock had been converted into shares of Common Stock.

Series B-1 Convertible Preferred Stock

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, including change in control, each holder of Series B-1 Preferred Stock shall be entitled to receive, in preference to any distribution to the holders of Common Stock, an amount per share of the Series B-1 Preferred Stock equal to the amount of liquidation preference plus any dividends which have been accrued but remain unpaid at such time.

Each holder of Series B-1 Preferred Stock shall have the right to convert shares of Series B-1 Preferred Stock into an equal number of common shares.  In addition, the Series B-1 shall be automatically converted into shares of Common Stock upon (i) the written request of the holders of a majority of the Series B-1 Preferred Stock or (ii) closing of an initial public offering of the Company’s Common Stock.

All holders of Series B-1 Preferred Stock shall have the right to vote the number of shares equal to the number of shares of Common Stock that would be issuable upon conversion.

Generally, the holders of Series B-1 Preferred Stock shall not be entitled to any dividends, unless the Board of Directors declares dividends to be paid to common stockholders. In such case the dividend shall be paid as if all shares of Series B-1 Preferred Stock had been converted into shares of common stock.

9.

Stockholders’ Deficit

At June 30, 2007, the Company is authorized to issue up to 266,447,566 shares of Preferred Stock with a par value of $.001, 179,320,767 shares of which are designated Series A-1 Preferred Stock and 87,126,799 shares of which are designated Series B-1 Preferred Stock. In addition, the Company is authorized to issue up to 361,215,954 shares of Common Stock, par value $.001.

Warrants

A summary of outstanding warrants is as follows at June 30, 2007 and December 31, 2006:

Description	Shares	Exercise Price	Expiration Date
Series A-1 Preferred Stock	337,390	$.07	February 21, 2007
Series A-1 Preferred Stock	7,547,617	$.07	July 30, 2011
Series A-1 Preferred Stock	2,105,800	$.07	March 4, 2012
Common Stock	248,777	$.07	April 4, 2007
Common Stock	962,763	$.07	April 16, 2009
Common Stock	2,004,000	$.07	August 26, 2009
Common Stock	4,632,875	$.07	December 31, 2011
Common Stock	2,105,852	$.07	February 28, 2012
Common Stock	14,913,708	$.07	March 4, 2012
Common Stock	1,078,197	$.07	March 31, 2012
Common Stock	13,100,180	$.07	October 31, 2012

16

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

During the year ended December 31, 2006 warrants for the purchase of 1,467,079 shares of common stock were cancelled in connection with the amendment and restatement of demand convertible notes.

10.

Stock-Based Compensation

The Company’s Board of Directors adopted the 1998 Stock Plan (the “Plan”) on April 14, 1998 for employees of the Company. The Plan permits the granting of incentive stock options to employees not to exceed in the aggregate 106,667 shares of Common Stock. Such options expire ten years from the date of grant. All option grants vest immediately, subject to a stock restriction which provides the Company an option to repurchase the stock at its original purchase price (the employee’s exercise price) if the employee leaves prior to completion of their vesting period (which, typically vested over four years with 25 percent vesting after the first anniversary date and 6.25 percent vesting for each 91 day period thereafter). The stock restriction expires ratably over the employee’s original vesting term.

On October 27, 1998 the Company’s Board of Directors adopted the 1998 Stock Plan for Directors and Consultants (the “Directors’ Plan “). The Directors’ Plan permits the granting of non-qualified options to Directors and Consultants of the Company not to exceed in the aggregate 26,667 shares of Common Stock. Generally, the term of the options is ten years from the grant date. All stock option grants to consultants under the Directors’ Plan are immediately exercisable.

A summary of stock option activity under the Plan and the Directors’ Plan is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2006	32,552	$11.30
Granted	-
Exercised	-
Canceled	(7,144)
Outstanding at June 30, 2007 and December 31, 2006	25,408	$10.86

Range of exercise prices	Number Outstanding at June 30, 2007 and December 31, 2006	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at June 30, 2007 and December 31, 2006	Weighted Average Exercise Price
$1.50	386	1.47	$1.50	386	$1.50
$2.25	233	2.32	$2.25	233	$2.25
$4.50	1,672	2.1	$4.50	1,672	$4.50
$8.25	15,925	2.67	$8.25	15,925	$8.25
$18.90	7,192	3.86	$18.90	7,192	$18.90
	25,408		$10.86	25,408	$10.86

Certain disclosures required by SFAS 123R have been omitted from these financial statements due to their insignificant nature.

16

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

11.

Income Taxes

The Company has federal net operating loss carryforwards available to offset future taxable income of approximately $46,400,000 and $43,700,000 at June 30, 2007 and December 31, 2006, respectively, which expire in 2017 through 2026, and state net operating loss carryforwards of approximately $46,400,000 and $43,700,000, at June 30, 2007 and December 31, 2006, which expire in 2007 through 2013. These loss carryforwards are subject to limitation in future years due to certain ownership changes.

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred taxes as of June 30, 2007 and December 31, 2006 are as follows:

	2007	2006
Deferred tax assets:
Future benefit of net operating loss carryforwards	$17,900,000	$17,000,000
Research and development tax credit	380,000	380,000
Depreciation	13,000	13,000
Other	66,000	66,000
Total deferred tax assets	18,359,000	17,459,000
Less: Valuation allowance	(18,359,000)	(17,459,000)
Net deferred income taxes	$-	$-

The Company’s effective tax rate differs from the federal statutory rate principally due to the increase in the valuation allowance on the deferred tax assets and other temporary differences for which no benefit was or has been recorded.

12.

Commitments and Contingencies

The Company occupies space on a month-to-month basis until December 1, 2006 when it entered into a two year lease for its new premises with monthly rent of $11,988. Rent expense was approximately $74,000, $72,000, 37,000 and $36,000 for the six and three month periods ended June 30, 2007 and 2006.  Future minimum rental payments under the lease approximate $144,000 for the year ending December 31, 2007 and $132,000 for the year ending December 31, 2008.

On or about December 21, 2005, a former employee filed a complaint with the Connecticut Commission on Human Rights and Opportunities (CHRO), which was cross filed with the Equal Employment Opportunity Commission, alleging that he was terminated and discriminated against with regard to an offer of severance.  On February 14, 2006, the Company filed an answer and position statement denying the former employee’s allegations and setting forth its defense.  On May 15, 2006, the CHRO retained the complaint for a full investigation.  The Company intends to vigorously defend its position and believes the ultimate resolution of this matter will not have a material impact on its financial condition or results of operations.

On June 15, 2006, the Company entered into a settlement agreement and patent license agreement with the owner of certain patent rights.  The agreement provides for payments of $200,000, to be paid in 8 quarterly payments of $25,000 on the first day of each quarter during the period October 1, 2006 through and including July 1, 2008.  The agreement also provides for running royalties, payable quarterly, equal to 3 percent of net sales (as defined) beginning on July 1, 2007 and expiring on October 22, 2016, to a maximum of $1,800,000.  Under the agreement, the Company must renegotiate the license for any new products added to its product line.  There have been no such additions added to the Company’s product line since the date of the agreement.

16

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

The Company is, from time to time, subject to legal proceedings and claims. In the opinion of management, the amount of ultimate liability with respect to any pending actions will not materially affect the financial position, results of operations and cash flows of the Company.

13.

Supplemental Disclosure of Cash Flow Information for the six month periods ended June 30, 2007

	2007	2006
Cash paid during the periods for:
Interest	$6,215	$0

14.

Retirement Plan

The Company has a contributory thrift and savings plan for salaried employees meeting certain service requirements, which qualify under Section 401(k) of the Internal Revenue Service Code.  The Company can make a discretionary matching contribution of employee deferrals into the Plan.  The Company did not make a matching contribution to the Plan for the six and three month periods ended June 30, 2007 and 2006

15.

Restructuring

In anticipation of a recapitalization of the Company, the Company has entered into various debt arrangements and refinancing arrangements.  During 2006, the Company raised $1,445,000 (net of fees deducted) in cash upon the issuance of $1,470,000 of 10 percent Senior Secured Bridge Notes.  During 2006 and 2007, the Company raised $3,240,130 (net of fees deducted) in cash upon the issuance of $3,500,000 of 12 percent Senior Bridge Conversion Notes.  Of the $3,500,000, $3,000,000 was raised during 2006 and $500,000 was raised during 2007. In addition, during the six months ended June 30, 2007, the Company raised $435,000 (net of fees deducted) in cash upon the issuance of $500,000 of 12 percent Subordinated Promissory Notes and the Company raised $400,000 in cash upon the issuance of $400,000 of 12 percent Subordinated Promissory Notes. Further, subsequent to June 30, 2007 and through August 6, 2007, the Company raised $1,005,000 in cash upon the issuance of $1,005,000 of 12% Subordinated Promissory Notes. On April 18, 2007, the Company borrowed $100,000 and repaid that amount on May 31, 2007. There was no interest on this borrowing.

On August 25, 2006, the Company entered into an agreement (amended May 29, 2007) with Mastodon Ventures, Inc. (“Mastodon”) under which Mastodon will act as the Company’s exclusive strategic advisor in connection with the implementation of the Company’s corporate restructuring and financing plan (the “Plan”). Mastodon (and/or its designees) shall receive, (i) reimbursement for all out-of-pocket costs and expenses incurred by Mastodon (including its counsel fees), (ii) a fee of $950,000 (the “M&A Fee”) and, (iii) a common stock purchase warrant, entitling Mastodon to purchase 565,000 shares of common stock during a five year period at an exercise price of $1.875 per share.  The Plan as it is currently structured provides for the Company to seek to raise additional capital for its business activities and operations which will entail restructuring certain of its outstanding equity and debt securities, modifying certain of its executive management agreements, and arranging for the sale of additional equity and debt securities to implement the Plan. The Plan also contemplates a reverse triangular merger transaction with a publicly owned “shell entity.”

BAXL Technologies, Inc.

(Formerly Merlot Communications, Inc.)

(Unaudited) Notes to Financial Statements

June 30, 2007

16.

Subsequent Event

Effective August 29, 2007, BAXL Technologies, Inc. (“BAXL”) entered into a triangular reverse merger transaction with Allmarine Consulting Corporation (“Allmarine”) and Allmarine Acquisition Corporation (“AAC”). Accordingly, the reverse merger will be accounted for as a recapitalization in which the assets and liabilities of the Company will be recorded at their historical values, the outstanding common stock and additional paid in capital will be restated to give effect to the shares of common stock issued in connection with the transaction to the stockholders (including preferred stockholders) of BAXL Technologies, Inc., the stockholders of Allmarine, and the holders of certain BAXL notes payable. In addition, the merged entity raised $6,173,375 ($8,474,504 net of expenses of $2,301,129) in connection with the issuance of common stock in accordance with the terms of the Agreements among the parties. Part of the net proceeds was used to repay $1,905,000 in subordinated notes payable and $387,462 of accrued interest. In addition, $665,550 was used to purchase 510,000 shares of Allmarine stock for Treasury (these shares were retired). The remaining net proceeds of $3,215,363 will be used for general corporate purposes.

16